                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                        ______________________________


                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 July 28, 1998
                        ______________________________
                                Date of Report
                       (Date of earliest event reported)


                               COST-U-LESS, INC.
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            (Exact name of registrant as specified in its charter)

         Washington                     0-24543                 91-1615590
----------------------------     ---------------------     -------------------
(State or other jurisdiction     (Commission File No.)        (IRS Employer
      of incorporation)                                    Identification No.)


                            12410 S.E. 32nd Street
                          Bellevue, Washington 98005
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         (Address of principal executive offices, including zip code)


                                (425) 644-4241
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             (Registrant's telephone number, including area code)
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ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     On July 28, 1998, Cost-U-Less, Inc. (the "Company") completed the sale of 160,000 shares of common stock pursuant to a purchase agreement dated July 28, 1998 with Kula Fund Limited at an aggregate purchase price of $1,120,000. The Company paid Cruttenden Roth Incorporated, as placement agent, an aggregate fee of $112,000. The Company also sold to Kula Fund Limited, for nominal consideration, a warrant to purchase 117,000 shares of common stock at an exercise price of $8.40 per share. The warrant contains standard net issuance provisions (permitting the holder to exchange the warrant for a lesser number of shares based on the then-current market value of the common stock) and is exercisable at any time for a period of four years.

     The common stock and warrant were offered and sold outside the United States to Kula Fund Limited, a private equity fund based in Papua New Guinea and a non-U.S. person, in reliance on Regulation S under the Securities Act of 1933.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     COST-U-LESS, INC.

 Dated:  August 11, 1998             By  /s/  Michael J. Rose
                                       --------------------------------------
                                       Michael J. Rose, Chairman of the Board,
                                       President and Chief Executive Officer

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